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                                                                   Exhibit 23.1


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 333-00000) of AutoZone, Inc. for the registration of $500,000,000 of debt securities and to the incorporation by reference therein of our reports dated September 21, 2001, with respect to the consolidated financial statements of AutoZone, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended August 25, 2001 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.

                                             /s/ Ernst & Young LLP

Memphis, Tennessee
September 25, 2002


                                    23.1-1